Exhibit 10.1
SECOND AMENDMENT TO
COMMERCIAL LOAN AGREEMENT

This SECOND AMENDMENT TO COMMERCIAL LOAN AGREEMENT, dated as of January 19, 2007 (this "Second Amendment"), is between VERICHIP CORPORATION, a Delaware corporation (the "Borrower"), and APPLIED DIGITAL SOLUTIONS, INC., a Missouri corporation (the "Lender").

Recitals:

WHEREAS, on December 27, 2005, the Borrower and the Lender entered into a Commercial Loan Agreement (the "Agreement") pursuant to which Lender made a Loan to Borrower subject to the terms and conditions contained in the Agreement;

WHEREAS, on October 6, 2006, the Borrower and the Lender entered into a First Amendment to Commercial Loan Agreement pursuant to which Lender increased the principal amount of the Loan by Four Million Five Hundred Thousand Dollars ($4,500,000.00) (including a change in the applicable interest rate) in order to meet the Borrower's working capital needs, IPO costs, and cash needs in connection with Perceptis' potential election to take its final (deferred) payment in cash and to make certain other amendments to the Agreement contained herein;

WHEREAS, Borrower has requested and Lender has agreed, subject to the terms and conditions set forth herein, to increase the principal amount of the Loan by One Million Five Hundred Dollars ($1,500,000.00) in order to meet the Borrower's working capital needs and IPO costs;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Agreement.

1.	Recitals. The foregoing recitals are true and correct and are hereby incorporated by this reference.

2.
Definitions. All capitalized terms used herein, except as modified or defined in this Second Amendment, shall have the meaning given to such terms in the Agreement. All references to the Agreement in all documents executed by Borrower, Guarantor and/or Bank in connection with the Agreement are hereby deemed to refer to the Agreement, as hereby amended.

3.	Amendments: The following sections of the Agreement are hereby amended as follows:

a. Revolving Line of Credit: The amount of the Revolving Line of Credit on page 1 of the Agreement shall be amended by replacing "$13,000,000.00" with "$14,500,000.00".

b. Review Date. Upon the consummation of an initial public offering of the Borrower's common stock pursuant to an effective registration statement filed with the Securities and Exchange Commission (an "IPO"), all references to a "Review Date" and an "Annual Review" at the top of the first page of the Agreement shall be deleted without further need to amend the Agreement.

c.  Termination of Revolver. Upon the consummation of an IPO, without further need to amend the Agreement, Section I.C. of the Agreement shall be deleted and replaced with the following: "C. Termination of Revolver. Notwithstanding anything contained in this Section 1 or elsewhere to the contrary, from and after the initial public offering of the Borrower's common stock and the payment by Borrower of the Seven Million Dollars ($7,000,000.00) as required under the Second Amended and Restated Revolving Line of Credit Note, Borrower shall not be entitled to reborrow any amounts hereunder and the Loans shall thereafter be considered a term loan payable in accordance with the terms of such note."

d.  Events of Default; Acceleration. The second sentence of Section XI of the Agreement shall be deleted and replaced with the following: "Notwithstanding anything herein or in the other Loan Documents to the contrary, an Event of Default shall not be deemed to be occurring hereunder or under any Loan Documents during any period from (X) the date the Borrower files a registration statement with respect to an IPO until (Y) the earlier of (i) ten days after the date such initial public offering is consummated, and (ii) the date the Borrower withdraws such registration statement (such period, the “IPO Preparation Period”); provided that the Company is diligently pursuing an initial public offering during the IPO Preparation Period."

4.	Conditions Precedent. This Second Amendment shall not be effective until Lender has received the following duly executed documents:

a. This Second Amendment;

b. Second Amended and Restated Revolving Line of Credit Note - Working Capital of even date herewith in the principal amount of $14,500,000.00; and

c. Second Amendment to Security Agreement of even date herewith.

5.
Representations and Warranties. The terms and conditions, representations and warranties, and covenants as set forth in the Agreement and all other loan documents executed by Borrower in favor of Lender in connection with the Loan are hereby ratified and affirmed by Borrower, and Borrower hereby agrees that the said terms and conditions, and covenants are valid, true and correct as if made on the date hereof.

6.
No Implied Modifications; Inconsistencies. Except as expressly modified hereby, all terms and provisions of the Agreement shall remain unchanged and in full force and effect. In the event of an inconsistency between the terms of this Second Amendment and the terms of the Agreement, the terms hereof shall control.

7.
Acknowledgement. Lender acknowledges and agrees that the appointment of Scott Silverman as Borrower's Chief Executive Officer and the issuance of 500,000 restricted shares of Borrower's common stock to Mr. Silverman did not violate the negative covenant contained in Section IX.C of the Loan Agreement.

8.	Counterparts. This Second Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute but one instrument.

9.	Governing Law. This Second Amendment shall be governed by and construed in accordance with the laws of the State of New Hampshire.

IN WITNESS WHEREOF, the parties hereto have by their duly authorized representatives executed this Second Amendment on the date first above written.

BORROWER:

VERICHIP CORPORATION, a Delaware
corporation

By:    /s/ William J. Caragol
Print Name:  William J. Caragol
Title:   CFO

LENDER:

APPLIED DIGITAL SOLUTIONS, INC., a
Missouri corporation

By:    /s/ Evan McKeown
Print Name:     Evan McKeown
Title:     CFO

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